UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 18, 2010

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2010, the Board of Directors of LSB Industries, Inc. (the “Company”) increased the number of its members from 13 to 14 and elected Ms. Gail Lapidus to serve in the newly-created vacancy.  Ms. Lapidus will serve with the class of directors having a term ending at the annual meeting of shareholders in 2012.

The Board of Directors has determined that Ms. Lapidus is “independent” under the criteria of the New York Stock Exchange.  There are no arrangements or understandings between Ms. Lapidus and any other person pursuant to which Ms. Lapidus was elected as a director of the Company.  In addition, the Company is not aware of any relationships or related party transactions involving Ms. Lapidus that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The press release issued by the Company announcing the election of Ms. Lapidus as a director is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2010, the Board of Directors of the Company adopted and approved, effective immediately, the First Amendment to the Amended and Restated Bylaws of the Company (the “First Amendment”).  The First Amendment increases the maximum number of directors of the Company from 13 to 14 directors.

The full text of the First Amendment is attached hereto as Exhibit 3(ii).

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)      Exhibits.

3(ii)	First Amendment to Amended and Restated Bylaws of LSB Industries, Inc., dated February 18, 2010.

99.1	Press Release issued on February 22, 2010, by LSB Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2010
LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and
Chief Financial Officer